EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (File No. 333-155356) on Form S-3 of State Bancorp, Inc. of our report dated March 13, 2008, relating to the financial statements of State Bancorp, Inc. and the effectiveness of internal control over financial reporting of State Bancorp, Inc. which report is included in Form 10-K of State Bancorp, Inc. for the year ended December 31, 2007, and to the reference to us under the caption “Experts” in the related prospectus which is part of this registration statement.

                                                                                                                                             /s/ Crowe Horwath LLP
                                                                                                                                            Crowe Horwath LLP

Livingston, New Jersey
December 29, 2008